U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange
Commission on  _______________                                                                                                                                                         Registration No. _________

Patriot Minerals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1000	Pending
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	Suite 122, 155 Minories London, U.K.,EC3N 1AD Tel: (+44) 207 657 3220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of NV.
1000 East William Street Suite 204
Carson City, NV 89701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Lan Nguyen
Esquire Consulting, Inc.
600 S. Spring Street #1312
Los Angeles, CA 90014
Tel:  (213) 489-4515
Fax: (440) 848-6345

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)
 Large accelerated filer   ☐                                                                                               Accelerated filer                 ☐
Non-accelerated filer     ☐   (Do not check if a smaller reporting company)            Small reporting company     ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	4,000,000 (1)	$0.05	$200,000	$23.22
(1) Represents shares offered for sale by Patriot Minerals, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Patriot Minerals, Inc.

4,000,000 Shares of Common Stock

We are offering for sale 4,000,000 shares of our common stock in a direct public offering. The purchase price is $0.05 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered are purchased, the proceeds to us will be $200,000. This offering will be made on a “best efforts” basis with no minimum amount required to be raised in this offering. There can be no assurance that all or any of the offered will be subscribed. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription.  This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate 180 days following the effective date of this registration statement, and will not be extended.

Title of securities to be offered	Number of offered shares	Offering price per share	Maximum Offering Proceeds
Common Stock	4,000,000	$0.05	$200,000

This offering involves a high degree of risk.  See “Risk Factors” on Pages 5 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is ___________.
Subject to completion.

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

Our Business:

We were incorporated in Nevada on July 16, 2009. Our principal business address is Suite 122, 155 Minories, London, U.K., EC3N 1AD. Our telephone number is (+44) 207-657-3220.

We are a new exploration stage company and have produced no revenues since inception. Our business plan is to acquire interests in mineral properties for exploration, appraisal and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project to qualified interested parties. We own two mining claims, Whale 1 and Whale 2 Lode Claims (“Whale Lode Mining Claims”).  The Whale Lode Mining Claims are comprised of two located claims with an area of 40 acres located in the Goodsprings (Yellow Pine) Mining District in Clark County, Nevada.  The Whale Lode Mining Claims are situated within the southwest corner of the State of Nevada.

Summary financial information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Income Statement	For the Period from July 16, 2009(inception) September 30, 2010	For the Period from July 16, 2009 (inception) to June 30, 2010
	$	$
Revenue	0		0
Total Operating Expenses	4,599		3,685
Net Income (Loss)	(4,599)		(3,685)
Net Income (Loss) Per share	(0.00)		0.00

Balance Sheet	September 30, 2010	June 30, 2010
	$	$
Total Assets	20,128		20,142
Total Liabilities	310		310
Stockholders' Equity	(19,818)		(19,832)

Number of shares being offered:

We are offering for sale 4,000,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding after the offering:

2,000,000 shares of our common stock are currently issued and outstanding. After the offering, there may be up to 6,000,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

Estimated use of proceeds:

We will receive $200,000 if all of the offered shares are sold and $100,000 if half the offered shares are sold. If all of the offered shares are purchased, we intend to use the proceeds for rent/office expenses, acquisition of working interests, working capital and offering expenses. This is a best efforts offering with no minimum offering amount. There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

We have a limited operating history, and if we are not successful in growing our business, we may have to scale back or even cease our ongoing business operations.

Our company has a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Our management lacks formal training in mining and mineral exploration.  Our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry.

Our officer and director, Ms. Catherine Carter-Worrall, has no professional accreditation or formal training in the business of mining and mineral exploration. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of our management's lack of experience in the industry.

We are substantially dependent on the expertise of a sole geologist which subjects us to certain risks if his physical or mental health is significantly impaired.

We are currently dependent on the expertise of an outside geologist for advice on the company’s business and mining exploration properties.  Our geologist is not required to provide prompt advice and we cannot guaranty that he will provide advice in a timely manner.  Also, because we are dependent on his expertise, any significant impairment to his mental or physical health could substantially impair his ability to provide expertise to our management, which would therefore negatively affect our management’s decisions.  A disruption in or termination of our relationship with our outside geologist could damage our ability to develop our business.

There are numerous exploration and development risks associated with our industry.

The business of exploration for minerals and mining involves an extremely high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in the discovery, development, or production of a commercially viable ore body. The economics of developing gold and other mineral properties are affected by many factors, including capital and operating costs, variations of the grade of ore mined, fluctuating mineral markets, costs of processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes to extract metal from ore, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot guaranty that the funds required for exploration and development can be obtained. The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately foreseen or predicted, such as market fluctuations, the global marketing conditions for precious and base metals, the proximity and capacity of milling facilities, mineral markets, and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting minerals, and environmental protection.

Decreases in prices of precious metals would reduce the value of our properties.

The value of our exploration properties is directly related to the market price of precious metals. The market price of various precious metals fluctuates widely and is affected by numerous factors beyond the control of any mining company. These factors include industrial and jewelry fabrication demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by gold producers, global or regional political, economic or banking crises, and a number of other factors. If the gold price drops dramatically, the value of our exploration properties will decrease. The selections of a property for exploration or development, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received, if ever. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine, and can eliminate or have a material adverse impact on the value of the properties.

Because of the speculative nature of exploration of natural resource properties, there is substantial risk that we will not find commercially viable deposits.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals.  Exploration for natural resources is a speculative venture involving substantial risk.  Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts.  Success in exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital.  Due to these and other factors, no assurance can be given that our exploration programs will result in the discovery of new mineral reserves or resources.

Competition in the mining industry is highly competitive and there is no assurance that we will be successful in acquiring leases.

The gold mining industry is intensely competitive. We compete with numerous individuals and companies, including many major gold exploration and mining companies that have substantially greater technical, financial, and operational resources and staffs. Accordingly, there is a high degree of competition for desirable mining leases, suitable properties for mining operations, and necessary mining equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. There are other competitors that have operations in the Nevada area and the presence of these competitors could harm our ability to acquire additional leases.

We have no known ore reserves and we cannot predict when and if we will find commercial quantities of mineral deposits.  The failure to identify and extract commercially viable mineral ore deposits will affect our ability to generate revenues.

 We have no known ore reserves and there can be no assurance that any of the mineral claims we are exploring contain commercial quantities of gold or silver.  Even if we identify commercial reserves, we cannot predict whether we will be able to mine the reserves on a profitable basis, if at all.

Because the probability of many of the individual mining prospects explored will not show commercially viable amounts of mineral deposits, substantial amounts of funds spent on exploration will not result in identifiable reserves.

The probability of our exploration program identifying individual prospects having commercially significant reserves cannot be predicted.  It is likely that many of the properties explored will not contain any commercially significant reserves.  As such substantial funds will be spent on exploration which may identify only a few, if any, claims having commercial development potential.

Our mining claims could be contested which would add significant costs and delays to our exploration programs.

Our mining property rights currently consist of a number of unpatented mining claims. The validity of unpatented mining claims and staked claims are often uncertain and are always subject to contest.  Unpatented mining claims are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple. If our claims on a particular property are successfully challenged, we may not be able to develop or retain our interests on that property, which could reduce our future revenues.

We may not have access to all of the supplies and materials we need for exploration, which could cause us to delay or suspend operations.

Demand for drilling equipment and limited industry suppliers may result in occasional shortages of supplies, and certain equipment such as drilling rigs that we need to conduct exploration activities.  We have not negotiated any long term contracts with any suppliers of products, equipment or services.  If we cannot find the trained employees and equipment when required, we will have to suspend or curtail our exploration plans until such services and equipment can be obtained.

Mining operations are subject to extensive federal and state regulation which increases the costs of compliance and possible liability for non-compliance.

Mining is subject to extensive regulation by state and federal regulatory authorities.  State and federal statutes regulate environmental quality, safety, exploration procedures, reclamation, employees’ health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust, and other environmental protection controls as well as the rights of adjoining property owners.  We believe that we are currently operating in compliance with all known safety and environmental standards and regulations applicable to our Nevada properties.  However, there can be no assurance that our compliance could be challenged or that future changes in federal or Nevada laws, regulations or interpretations thereof will not have a material adverse affect on our ability to resume and sustain exploration operations.

Mining operations are subject to various risks and hazards which could result in significant costs or hinder ongoing operations.

The business of gold mining is subject to certain types of risks, including environmental hazards, industrial accidents, and theft.  We intend to carry insurance against certain property damage loss (including business interruption) and comprehensive general liability insurance.  While we hope to maintain insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business, or prudent to assume that insurance will continue to be available at a reasonable cost.  We have not obtained environmental liability insurance because such coverage is not considered by management to be cost effective.

Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.  If we do not raise sufficient funds, we may not be able to continue in business.  As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

Our current capital and our other existing financial resources may not be sufficient to enable us to execute our business plan.  We may not have funds sufficient for any future investments we might want to undertake.  Currently, we are not generating any revenues. We will require additional capital to continue to operate our business beyond the initial phase, and to develop and expand our proposed exploration and development programs. We may be unable to obtain the additional capital required. Furthermore, inability to obtain capital may damage our reputation and credibility with industry participants in the event we cannot close previously announced transactions.

We will become subject to the reporting requirements of federal securities laws, which is expensive.

We will become a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time consuming, difficult and costly.

It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain. The work associated with preparing our evaluation report of internal control over financial reporting includes our management assessing the effectiveness of our internal control over financial reporting by using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (“SEC”).  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will not be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

FORWARD LOOKING STATEMENTS

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements. The safe harbor protections provided do not apply to statements made in connection with this offer.

USE OF PROCEEDS

We will receive up to $200,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, in order of priority, given the varying levels of success of the offering.  None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses (1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,000,000 shares (25%)	$50,000	$15,000	$35,000	Rent/Office Expenses: $5,000 Working Capital: $30,000
2,000,000 shares (50%)	$100,000	$15,000	$85,000	Rent/Office Expenses: $5,000 Work related to our claim:$30,000 Working Capital: $50,000
3,000,000 shares (75%)	$150,000	$15,000	$135,000	Rent/Office Expenses: $5,000 Work related to our claim:$30,000 Working Capital: $100,000
4,000,000 shares (maximum)	$200,000	$15,000	$185,000	Rent/Office Expenses: $5,000 Work related to our claim:$30,000 Working Capital: $150,000
(1) Offering expenses have been rounded to $15,000.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve to thirty-six months depending on the amount of funds raised in this offering. Funds projected above as allocated to the hiring of employees and independent contractors, are those who would be engaged to help conduct our business operations, and exclude compensation that would be paid to Catherine Carter-Worrall, our president.  The funds from this offering will not be used to pay Ms. Carter-Worrall for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

DETERMINATION OF OFFERING PRICE

Factors Used to Determine Share Price.   The offering price of the 4,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated limited revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

We intend to sell 4,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 4,000,000 shares of common stock will be sold. The founding shareholder is Catherine Carter-Worrall.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholder (1)	2,000,000 Shares	33.33%	$20,000	9.09%	$0.01
Purchasers of Shares	4,000,000 Shares	66.67%	$200,000	90.91%	$0.05
Total	6,000,000 Shares	100%	$220,000	100%
(1)   The founding shareholder was issued 2,000,000 shares of our common stock in exchange for $20,000.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2010.  Totals may vary due to rounding.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$0.05 per share	$0.05 per share	$0.05 per share	$0.05 per share
Net tangible book value at 09/30/10	$0.005 per share	$0.005 per share	$0.005 per share	$0.005 per share
Net tangible book value after giving effect to the offering	$0.02 per share	$0.028 per share	$0.032 per share	$0.035 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.015 per share	$0.023 per share	$0.027 per share	$0.03 per share
Per Share Dilution to New Investors	$0.035 per share	$0.027 per share	$0.023 per share	$0.02 per share
Percent Dilution to New Investors	70%	54%	46%	40%

SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

PLAN OF DISTRIBUTION

We are offering for sale 4,000,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum.  There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive.  We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 4,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 4,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock.  We will not conduct any aspect of this offering online, nor is any such online offering contemplated. This offering will terminate 180 days following the effective date of this registration statement, and will not be extended.

Catherine Carter-Worrall, our officer and director, does not have any agreement or plan to purchase any shares in this offering.  Ms. Carter-Worrall will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Although Ms. Carter-Worrall is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she believes she will not be deemed to be a broker for the following reasons:

•	Ms. Carter-Worrall is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;
•
Ms. Carter-Worrall will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; and

•	Ms. Carter-Worrall is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Ms. Carter-Worrall will restrict her participation to the following activities:

•	preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
•
responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and

•	performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Catherine Carter-Worrall	31	President, Secretary, Treasurer and a Director

Ms. Carter-Worrall has been our President, Secretary, Treasurer and sole director since our inception. Ms. Carter-Worrall received her Bachelor of Arts in English from Manchester University in 2000.  Since September 2000, Ms. Carter-Worrall has been working for the South Yorkshire Metropolitan Borough Council as a teacher. Although Ms. Carter-Worrall does not have experience in the exploration, appraisal and development of mineral properties, we have had informal talks with a few individuals who have indicated that they may be willing to work for us in the event that we are successful in raising funds in this offering. Our current ownership structure is such that Ms. Carter-Worrall currently owns 100% of our issued and outstanding shares, which we believe makes Ms. Carter-Worrall suitable to oversee our operations and protects her interests as a shareholder. Ms. Carter-Worrall has not been a director of any other reporting company.

Our director will hold office until the completion of her term of office, which is not longer than one year, or until her successor has been elected. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, our director receives no compensation.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 19, 2011, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class if No Shares are Sold	Percent of Class if 2,000,000 Shares are Sold	Percent of Class if 4,000,000 Shares are Sold
Common Stock	Ms. Carter-Worrall Suite 122, 155 Minories, London, U.K., EC3N 1AD	2,000,000 shares, President, Secretary, Treasurer, Director	100%	50%	33.33%
Common Stock	All directors and named executive officers as a group	2,000,000 shares	100%	50%	33.33%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.   Our management is not aware of any arrangements which may result in a change in control.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

DESCRIPTION OF SECURITIES

We were authorized to issue 75,000,000 shares of $.001 par value common stock.  As of January 25, 2011, there were 2,000,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policies. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

ORGANIZATION WITHIN LAST FIVE YEARS

Transactions with Promoters. Catherine Carter-Worrall was our promoter and serves as our sole officer and director. In October 2009, we issued 2,000,000 shares of our common stock to Catherine Carter-Worrall, who was our founder and our officer and director at inception. Those shares were issued in exchange for $20,000.

DESCRIPTION OF BUSINESS

Our Background. We were incorporated in Nevada on July 16, 2009.

Our Business. We are a new exploration stage company and have produced no revenues since inception. Our business plan is to acquire interests in mineral properties for exploration, appraisal and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project to qualified interested parties.  We own two mining claims, Whale 1 and Whale 2 Lode Claims (“Whale Lode Mining Claims”).  The Whale Lode Mining Claims are comprised of two located claims with an area of 40 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwest corner of the State of Nevada and in Clark County, Nevada.

Our auditors believe that substantial doubt exists about our ability to continue operations. To fund our activities for the next twelve months, we will need to raise capital in this offering. We believe that we need minimum proceeds from this offering of approximately $50,000 to pay for the expenses of this offering and our proposed business activities for the next twelve months. Our current funds are insufficient to continue our business for the next twelve months in the current manner that we are operating.

Whale Lode Mining Claims. In October 2009, we paid $10,000 for two mining claims, Whale 1 and 2 Lode Claims, together known as the Whale Lode Mining Claims, each consisting of 20 acres located in Clark County, Nevada.  The Whale Lode Mining Claims are located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern corner of the State of Nevada. The Yellow Pine Mineral District is located in the area of the Spring Mountains of southern Nevada.  The Whale Lode Mining Claims are located within Ranges 57 and 58E, Township 24S in the Yellow Pine Mining District of Clark County Nevada. Access from Las Vegas, Nevada to the Whale Lode Mining Claims is southward via Interstate Highway #15 for approximately 28 miles to the town of Jean then to the Sandy Valley Road southwestwardly for four miles.  The road passes through the southeast corner of the Whale 2 Lode Claim.

Business Strategy. Our strategy is to increase shareholder value through strategic acquisitions, appraisal and development of mineral properties. We are focused on the acquisition, appraisal development and exploitation of mineral properties.  We are also searching for possible joint-ventures and new prospects that fit our strategic focus.

Competition.  In the United States, there are numerous mining and exploration companies, both big and small. All of these mining companies are seeking properties of merit and funds. We will have to compete against such companies to acquire the funds to develop our mineral claims. The availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims, there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration, our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

Even when a commercially viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long-term contracts with refining companies, thereby inhibiting our ability to process our ore and eventually market it. At this point in time, we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely depend on our ability to attract talent from the mining field and our ability to fund our operations. There is no assurance that our mineral expansion plans will be realized.

Government Regulation. We are committed to complying, and, to our knowledge, are in compliance, with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the exploration of our properties.

Our activities are not only subject to extensive federal, state, and local regulations controlling the mining of, and exploration for, mineral properties, but also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions, and delays in the exploration of our properties, the extent of which cannot be predicted. Permits may also be required from a variety of regulatory authorities for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraint affecting our properties that would preclude the economic development or operation of any specific property.

It is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed exploration operations; costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the mining impact on wildlife; and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide not to proceed with exploration on any of our mineral properties.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance, but in the near term we expect our activities to require minimal regulatory oversight. If we expand the scope of our activities in the future, it is reasonable to expect expenditures on compliance to rise. We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development.  We are not currently conducting any research and development activities.  We do not anticipate conducting such activities in the near future.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions, royalties or any other type of intellectual property.

Employees. As of January 25, 2011, we have no employees other than our sole officer. We anticipate that we will be using the services of independent contractors as consultants to support our expansion and business development. We are currently dependent on the expertise of an outside geologist for advice on the company’s business and mining exploration properties. We are not a party to any employment agreements.

Facilities. Our executive, administrative and operating offices are located at Suite 122, 155 Minories, London, U.K.,EC3N 1AD. Catherine Carter-Worrall, our sole officer and director, provides office space to us at no charge. Our financial statements reflect the fair market value of that space which is approximately $300 per month. We do not have a written lease or sublease agreement with Ms. Carter-Worrall. Ms. Carter-Worrall does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Legal Proceedings. There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements for the three months ended September 30, 2010, together with notes thereto, and our audited financial statements for the period from March 10, 2010 (inception) to June 30, 2010, together with notes thereto, which are included in this Registration Statement on Form S-1.

For the period from July 16, 2009 (inception) to September 30, 2010.

Results of Operations.

Revenues. We had no revenues for the period from July 16, 2009 (inception) to September 30, 2010.

Operating Expenses. For the period from July 16, 2009 (inception) to September 30, 2010, our total operating expenses were $4,599. Our operating expenses were comprised of general and administrative expenses of $4,599.

Net Loss.   For the period from July 16, 2009 (inception) to September 30, 2010, our net loss was $4,599.

For the period from July 16, 2009 (inception) to June 30, 2010.

Results of Operations.

Revenues. We had no revenues for the period from July 16, 2009 (inception) to June 30, 2010.

Operating Expenses.  For the period from July 16, 2009 (inception) to June 30, 2010, our total operating expenses were $3,685. Our operating expenses were comprised of general and administrative expenses of $3,685.

Net Loss.   For the period from July 16, 2009 (inception) to June 30, 2010, our net loss was $3,685.

Liquidity and Capital Resources. On October 8, 2009, we issued 2,000,000 shares of common stock to our founder in exchange for $20,000.  On October 8, 2009, we paid $10,000 for two mining claims known as the Whale Lode Mining Claims.

As of September 30, 2010, we had liabilities of $310, of which $12 were represented by accounts payable and accrued expenses and $298 were represented by loan from stockholder. This loan from our sole officer is due upon demand.  The loan funds were used for expenses we had.  We had no other long term liabilities, commitments or contingencies.

During 2011, we expect to incur significant accounting costs associated with the audit and review of our financial statements. We expect that the legal and accounting costs of becoming a public company will be approximately $25,000 per year and will continue to impact our liquidity. Those fees will be higher if our business volume and activity increases. We may also incur additional expenses related to the acquisition of additional mineral rights. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company and costs related to potential acquisitions of mineral rights, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We have cash and cash equivalents of $128 as of September 30, 2010. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months.  Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner we envision unless we raise funds from this offering.  Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.  If we do not raise at least $50,000 from this offering, then we may not be able to pay for the expenses of this offering and fund our operations for the next twelve months.  This offering is a best efforts offering with no minimum.  We will have access to these funds as soon as they are received.

We are not currently conducting any research and development activities.  We do not anticipate conducting such activities in the near future. We do not need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity.  However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements.   We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Property held by us. We own the following mineral property in connection with our principal business activities:

The Whale Lode Mining Claims. In October 2009, we paid $10,000 for two mining claims, Whale 1 and 2 Lode Claims, together known as the Whale Lode Mining Claims, each consisting of 20 acres located in Clark County, Nevada.

Facilities. Our executive, administrative and operating offices are located at Suite 122, 155 Minories, London, U.K., EC3N 1AD. Catherine Carter-Worrall, our sole officer and director, provides office space to us at no charge. Our financial statements reflect the fair market value of that space which is approximately $300 per month. We do not have a written lease or sublease agreement with Ms. Carter-Worrall. Ms. Carter-Worrall does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions.

In October 2009, we issued 2,000,000 shares of our common stock to Catherine Carter-Worrall, our sole officer and director at inception.  These shares were issued in exchange for $20,000.

Catherine Carter-Worrall, our sole officer and director, provides office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $300 per month. For the period from our inception (July 6, 2009) through September 30, 2010, we recorded rent expense of $4,350.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;
●	disclose in any and all filings with the Securities and Exchange Commission, where required;
●	obtain disinterested directors’ consent; and
●	obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

We will have certain reporting obligations after the registration statement is declared effective under Rule 15(d) of the Securities and Exchange Act of 1934.  Such reporting obligations include filing annual reports on Form 10-K, quarterly reports on 10-Q and current reports on Form 8-K.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of January 19, 2011, there is one record holder of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On October 8, 2009 we issued 2,000,000 shares of our common stock to Catherine Carter-Worrall for $20,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S.

Purchases of Equity Securities. None.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Penny stock regulation.   Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officer and our other executive officers for the period from July 16, 2009 (inception) to June 30, 2010.  Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Catherine Carter-Worrall, President, Secretary, Treasurer, Director	2010	None	None	None	None	None	None	None	None

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on July 16, 2009.

Outstanding Equity Awards at Fiscal Year-end. As of the year ended June 30, 2010, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Catherine Carter-Worrall, President, Secretary, Treasurer, Director	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans . There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. As of September 30, 2010, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Financial Statements

PATRIOT MINERALS, INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JULY 16, 2009)
THROUGH SEPTEMBER 30, 2010

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2010

ASSETS

Current assets
Cash	$128
Prepaid expenses	10,000

Total current assets	10,128

Investment in mining claims	10,000

Total assets	$20,128

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$12
Loans from stockholders	298

Total current liabilities	310

Stockholders’ equity
Common stock, $.001 par value; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid-in capital	22,350
Deficit accumulated during the exploration stage	(4,599)
Accumulated other comprehensive income (loss)	67

Total stockholders’ equity	19,818

Total liabilities and stockholders’ equity	$20,128

See accompanying notes to financial statements

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

	For the Period from Inception (July 16, 2009) through
	September 30, 2010	June 30, 2010
Net revenue	$-	$-

Operating expenses
General and Administrative	4,599	3,685

Total operating expenses	4,599	3,685

Net operating loss	(4,599)	(3,685)

Loss before income taxes	(4,599)	(3,685)

Provision for income taxes	-	-

Net loss	$(4,599)	$(3,685)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average of common shares – basic and diluted	1,619,048	1,518,625

See accompanying notes to financial statements

PATRIOT MINERALS, INC.
(A Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM INCEPTION (JULY 16, 2009)
THROUGH SEPTEMBER 30, 2010

					Deficit
	Common Stock				Accumulated	Accumulated
	Number of Shares	Amount	Additional Paid- In Capital		During the exploration stage	Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)

Balance, July 16, 2009	-	$-	$		$-	$-	$-

Issuance of common stock, October 8, 2009	2,000,000	2,000		18,000	-	-	20,000

Additional paid-in capital in exchange for facilities provided by related party	-	-		4,350	-	-	4,350

Gain on currency translation	-	-		-	-	67	67

Net loss	-	-			(4,599)	-	(4,599)

Balance, September 30, 2010	2,000,000	$2,000		$22,350	$(4,599)	$67	$19,818

See accompanying notes to financial statements

PATRIOT MINERALS, INC.
(A Exploration Stage Company)
STATEMENTS OF CASH FLOWS

	For the Period from Inception (July 16, 2009) through
	September 30, 2010	June 30, 2010
Cash flows from operating activities
Net loss	$(4,599)	$(3,685)
Adjustments to reconcile net loss to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	4,350	3,450

Changes in operating assets and liabilities
Prepaid expenses	(10,000)	(10,000)
Accounts payable and accrued expenses	12	12

Net cash used in operating activities	(10,237)	(10,223)

Cash flows from investing activities
Investment in mining claims	(10,000)	(10,000)

Net cash used by investing activities	(10,000)	(10,000)

Cash flows from financing activities
Proceeds from the sale of common stock	20,000	20,000
Proceeds from issuance of stockholder loan	298	298

Net cash provided by financing activities	20,298	20,298

Effect of exchange rate changes on cash and cash equivalents	67	67

Net increase in cash	128	142

Cash, beginning of period	-	-

Cash, end of period	$128	$142

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-

Interest paid	$-	$-

See accompanying notes to financial statements

PATRIOT MINERALS, INC.
(A Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Patriot Minerals, Inc., (the Company), is currently a exploration stage company under the provisions of Statement of Accounting Standards Codification (ASC) No. 915 and was incorporated under the laws of the State of Nevada on July 16, 2009.  Since inception, the Company has produced no revenues and will continue to report as a exploration stage company until significant revenues are produced.

The Company’s principal activity is the exploration and development of oil and gas properties and investments.

The Company has evaluated subsequent events through, November 19, 2010, the date these financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Oil and Gas Properties

The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful   exploration   and   development   activities   are   capitalized. Depreciation, depletion, and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves.

The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

Working interest, royalty and net profit interests are recognized as revenue when oil and gas is sold and collectibility is reasonably assured.

Provision for Income Taxes

The Company accounts for income taxes under ASC No. 740, “Accounting for Income Taxes”.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies ASC No. 220, “Comprehensive Income” (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (July 16, 2009) through September 30, 2010, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Value of Stock Issued for Services

The Company periodically issues shares of its common stock in exchange for, or in settlement of, services.  The Company’s management values the shares issued in such transactions at either the then market price of the Company’s common stock, as determined by the Board of Directors and after taking into consideration factors such as volume of shares issued or trading restrictions, or the value of the services rendered, whichever is more readily determinable.

Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of September 30, 2010, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

There are no recently issued accounting standards with pending adoptions that the Company’s management currently anticipates will have any material impact upon its financial statements.

2.	GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of ($4,599) from inception (July 16, 2009) through September 30, 2010. The Company is subject to those risks associated with exploration stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Measurements

The Company immediately adopted FASB Accounting Standards Codification No. 820 (SFAS 157), Fair Value Measurements.  ASC 820 relates to financial assets and financial liabilities.

Determination of Fair Value

At September 30, 2010, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of September 30, 2010:

	September 30, 2010
	Level 1	Level 2	Level 3	Total
Assets
Cash	$-	$128	$-	$128
Prepaid expenses	-	-	10,000	10,000
Investment in mining claims			10,000	10,000
Liabilities
Accounts payable and accrued expenses	-	-	12	12
Loan from stockholder	-	-	298	298
	$-	$128	$20,310	$20,438

4.	INVESTMENT IN MINING CLAIMS

On October 8, 2009, the Company paid $10,000 for two mining claims each consisting of 20 acres known as Whale Lode Mining Claims.

5.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of September 30, 2010.

6.	LOAN FROM STOCKHOLDER

The Company received advances from the sole stockholder in the amount of $298.  The advances are due upon demand and do not accrue interest.
7.	COMMON STOCK

On October 8, 2009, the Company issued 2,000,000 shares of its common stock to its officer for $20,000.

8.	PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method.  Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of September 30, 2010, the Company had federal net operating loss carryforwards of approximately ($1,150), which can be used to offset future federal income tax.  The federal and state net operating loss carryforwards expire at various dates through 2030.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

A summary of the Company’s deferred tax assets as of September 30, 2010 are as follows:

	2010

Federal net operating loss (@ 25%)		$1,150
Less: valuation allowance		(1,150)

Net deferred tax asset	$	---

9.	RELATED PARTY TRANSACTIONS

From the Company’s inception (July 16, 2009) through September 30, 2010, the Company utilized office space of its officer and stockholder at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $300 per month to operations.  For the period from inception (July 16, 2009) through September 30, 2010 rent expense was $4,350.

Additionally, the Company leases a virtual office on a month to month basis.  No amounts were due under this lease as of September 30, 2010.

PATRIOT MINERALS, INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JULY 16, 2009)
THROUGH JUNE 30, 2010

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

TARVARAN, ASKELSON & COMPANY®
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Patriot Minerals Inc.

We have audited the accompanying balance sheet of Patriot Minerals Inc. (An exploration Stage Company) as of June 30, 2010, and the related statement of operations, changes in stockholders' equity and comprehensive income, and cash flows for the period from inception July 16, 2009 to June 30, 2010 These financial statements are the responsibility of the management of the Patriot Minerals, Inc.. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the of Patriot Minerals Inc. at June 30, 2010 and the results of its operations and its cash flows period from inception July 16, 2009 to June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Patriot Minerals, Inc., will continue as a going concern. As discussed in Note 2 to the financial statement, Patriot Minerals, Inc. is an exploration stage company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tarvaran Askelson & Company, LLP

Tarvaran Askelson & Company

Laguna Niguel, CA
December 2, 2010

23974 Aliso Creek Road, Suite 395 Laguna Niguel, CA 92677
Office: (949) 360-0545 WWW.PUBLICCOMPANYCPAS.COM Fax: (949) 606-0329

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
BALANCE SHEET
JUNE 30, 2010

ASSETS

Current assets
Cash	$142
Prepaid expenses	10,000

Total current assets	10,142

Investment in mining claims	10,000

Total assets	$20,142

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$12
Loans from stockholders	298

Total current liabilities	310

Stockholders’ deficit
Common stock, $.001 par value; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid-in capital	21,450
Deficit accumulated during the exploration stage	(3,685)
Accumulated other comprehensive income (loss)	67

Total stockholders’ equity	19,832

Total liabilities and stockholders’ equity	$20,142

See independent auditor’s report and accompanying notes to financial statements

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JULY 16, 2009)
THROUGH JUNE 30, 2010

Net revenue	$-

Operating expenses
General and Administrative	3,685

Total operating expenses	3,685

Net operating loss	(3,685)

Loss before income taxes	(3,685)

Provision for income taxes	-

Net loss	$(3,685)

Net loss per common share – basic and diluted	$(0.00)

Weighted average of common shares – basic and diluted	1,518,625

See independent auditor’s report and accompanying notes to financial statements

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM INCEPTION (JULY 16, 2009)
THROUGH JUNE 30, 2010

					Deficit
	Common Stock				Accumulated	Accumulated
	Number of Shares	Amount	Additional Paid- In Capital		Total Stockholders’ Equity (Deficit)	Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)

Balance, July 16, 2009	-	$-	$		$-	$-	$-

Issuance of common stock, October 8, 2009	2,000,000	2,000		18,000	-	-	20,000

Additional paid-in capital in exchange for facilities provided by related party	-	-		3,450	-	-	3,450

Gain on currency translation	-	-		-	-	67	67

Net loss	-	-			(3,685)	-	(3,685)

Balance, June 30, 2010	2,000,000	$2,000		$21,450	$(3,685)	$67	$19,832

See independent auditor’s report and accompanying notes to financial statements

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JULY 16, 2009)
THROUGH JUNE 30, 2010

Cash flows from operating activities
Net loss	$(3,685)
Adjustments to reconcile net loss to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	3,450

Changes in operating assets and liabilities
Prepaid expenses	(10,000)
Accounts payable and accrued expenses	12

Net cash used in operating activities	(10,223)

Cash flows from investing activities
Investment in mining claims	(10,000)

Net cash used by investing activities	(10,000)

Cash flows from financing activities
Proceeds from the sale of common stock	20,000
Proceeds from issuance of stockholder loan	298

Net cash provided by financing activities	20,298

Effect of exchange rate changes on cash and cash equivalents	67

Net increase in cash	142

Cash, beginning of period	-

Cash, end of period	$142

Supplemental disclosure of cash flow information
Income taxes paid	$-

Interest paid	$-

See independent auditor’s report and accompanying notes to financial statements

PATRIOT MINERALS, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Patriot Minerals, Inc. (the Company) is currently an exploration stage company under the provisions of Statement of Accounting Standards Codification (ASC) No. 915 and was incorporated under the laws of the State of Nevada on July 16, 2009.  Since inception, the Company has produced no revenues and will continue to report as a exploration stage company until significant revenues are produced.

The Company’s principal activity is the exploration and development of oil and gas properties and investments.

The Company has evaluated subsequent events through the date these financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Oil and Gas Properties

The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful   exploration   and   development   activities   are   capitalized. Depreciation, depletion, and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves.

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

Provision for Income Taxes

The Company accounts for income taxes under ASC No. 740, “Accounting for Income Taxes”.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

The Company applies ASC No. 220, “Comprehensive Income” (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (July 16, 2009) through June 30, 2010, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Value of Stock Issued for Services

The Company periodically issues shares of its common stock in exchange for, or in settlement of, services.  The Company’s management values the shares issued in such transactions at either the then market price of the Company’s common stock, as determined by the Board of Directors and after taking into consideration factors such as volume of shares issued or trading restrictions, or the value of the services rendered, whichever is more readily determinable.

Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of June 30, 2010, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

There are no recently issued accounting standards with pending adoptions that the Company’s management currently anticipates will have any material impact upon its financial statements.

2.	GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of ($3,685) from inception (July 16, 2009) through June 30, 2010. The Company is subject to those risks associated with exploration stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Measurements

The Company immediately adopted FASB Accounting Standards Codification No. 820 (SFAS 157), Fair Value Measurements.  ASC 820 relates to financial assets and financial liabilities.

Determination of Fair Value

At June 30, 2010, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Fair Value Measurements

Valuation Hierarchy

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2010:

	June 30, 2010
	Level 1	Level 2	Level 3	Total
Assets
Cash	$-	$142	$-	$142
Prepaid expenses	-	-	10,000	10,000
Investment in mining claims			10,000	10,000
Liabilities
Accounts payable and accrued expenses	-	-	12	12
Loan from stockholder	-	-	298	298
	$-	$142	$20,310	$20,452

4.	INVESTMENT IN MINING CLAIMS

On October 8, 2009, the Company paid $10,000 for two mining claims each consisting of 20 acres known as Whale Lode Mining Claims.

5.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of June 30, 2010.

6.	LOAN FROM STOCKHOLDER

The Company received advances from the sole stockholder in the amount of $298.  The advances are due upon demand and do not accrue interest.

7.	COMMON STOCK

On October 8, 2009, the Company issued 2,000,000 shares of its common stock to its officer for $20,000.

8.	PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method.  Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2010, the Company had federal net operating loss carryforwards of approximately ($900), which can be used to offset future federal income tax.  The federal and state net operating loss carryforwards expire at various dates through 2030.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

A summary of the Company’s deferred tax assets as of June 30, 2010 are as follows:

	2010

Federal net operating loss (@ 25%)		$900
Less: valuation allowance		(900)

Net deferred tax asset	$	---
The valuation allowance increased $900 for the period from inception (July 16, 2009) through June 30, 2010.

Effective income tax rates as compared to the U.S. Federal income tax rate are as follows:

2010

U. S. Federal income tax rate	25%
Effect of foreign taxes	-
State income taxes	-

Effective income tax rate	25%

9.         RELATED PARTY TRANSACTIONS

From the Company’s inception (July 16, 2009) through June 30, 2010, the Company utilized office space of its officer and stockholder at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $300 per month to operations.  For the period from inception (July 16, 2009) through June 30, 2010 rent expense was $3,450.

Additionally, the Company leases a virtual office on a month to month basis.  No amounts were due under this lease as of June 30, 2010.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 18, 2010, our Board of Directors appointed Tarvaran, Askelson & Company to audit our financial statements from July 16, 2009, our date of formation, through June 30, 2010. There have been no disagreements with our accountant since it was appointment.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Esquire Consulting, Inc., located in Los Angeles, California.

EXPERTS

Our financial statements for the period from July 16, 2010, our date of formation, through June 30, 2010, appearing in this prospectus which is part of a Registration Statement have been audited by Tarvaran, Askelson & Company and are included in reliance upon such report given upon the authority of Tarvaran, Askelson & Company as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$23.22
Transfer Agent Fees	Approximately	$1,000
Costs of Printing and Engraving	Approximately	$500
Legal Fees	Approximately	$8,500
Accounting Fees	Approximately	$5,000

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On October 8, 2009, we issued 2,000,000 shares of our common stock to Catherine Carter-Worrall for $20,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Regulation S.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit No.

3.1	Articles of Incorporation

3.2	Bylaws

4.1	Subscription Agreement

5.0	Executed Opinion Re: Legality

10.1	Statement Re: Computation of Per Share Earnings*

23.1	Consent of Auditors

23.2	Consent of Counsel**

*	Included in Financial Statements
**	Included in Exhibit 5.0

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

36

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Patriot Minerals, Inc.
a Nevada corporation

/s/ Catherine Carter-Worrall	January 26, 2011
Catherine Carter-Worrall
President, Secretary, Treasurer, Director (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Catherine Carter-Worrall	January 26, 2011
Catherine Carter-Worrall
President, Secretary, Treasurer, Director (Principal Executive, Financial and Accounting Officer)